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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oxford Health Plans, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-3 of Oxford Health Plans, Inc., related to the registration of common stock, Series D Cumulative Preferred Stock and Series E Cumulative Preferred Stock, Series D Junior Subordinated Debentures and Series E Junior Subordinated Debentures, and Series A Warrants and Series B Warrants, of our reports dated February 23, 1998, relating to the consolidated balance sheet of Oxford Health Plans, Inc. and subsidiaries as of December 31, 1997, and the related statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss), and cash flows for each of the years in the two-year period ended December 31, 1997, and the related consolidated financial statement schedules, which reports appear in the December 31, 1998 annual report on Form 10-K/A No. 2, as amended by 10-K/A No. 3, of Oxford Health Plans, Inc. and subsidiaries.


We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                                           /S/ KPMG LLP


Stamford, Connecticut

December 17, 1999